                                                                   EXHIBIT 11.0

                             SUN MICROSYSTEMS, INC.

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                                  (unaudited)
                    (in thousands, except per share amounts)

PRIMARY

                                                       Three Months Ended
                                                   ----------------------------
                                                   October 2,      September 26,
                                                      1994             1993
                                                   ----------      -------------
Net income                                          $38,427           $ 16,606
                                                    =======           ========
Weighted average common shares
   outstanding                                       94,501             98,966
Common-equivalent shares attributable to
   stock options and warrants                         1,166              2,010
                                                    -------           --------
 Total common and common-equivalent
   shares outstanding                                95,667            100,976
                                                    =======           ========
Net income per common and
   common-equivalent share                          $  0.40           $   0.16
                                                    =======           ========

                             SUN MICROSYSTEMS, INC.

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                                  (unaudited)
                    (in thousands, except per share amounts)

FULLY DILUTED

                                                 Three Months Ended
                                             October 2,     September 26,
                                                1994            1993
                                             ----------     -------------
Net income                                     $38,427        $ 16,606
                                               =======        ========
Weighted average common shares
   outstanding                                  94,501          98,966
Common-equivalent shares attirbutable to
   stock options and warrants                    1,378           2,061
                                               -------        --------
Total common and common-equivalent
   shares outstanding                           95,879         101,027
                                               =======        ========
Net income per common and
   common-equivalent share                     $  0.40        $   0.16
                                               =======        ========